UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2011

THE AMACORE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27889	59-3206480
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Maitland Promenade 1, 485 North Keller Road, Suite 450, Maitland, Florida	32751
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (407) 805-8900

_______________________________________________________
(Former name or former address, if changed since last report)

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01.   Entry Into a Material Definitive Agreement.

On September 26, 2011, The Amacore Group, Inc. (the “Company”) entered into a Settlement and Mutual Release Agreement (the “Settlement Agreement”) with all parties to the pending litigation in (i) the Middle District of Florida, Tampa Division Case No. 2:09-cv-02562-JAG-MCA (the “FL Litigation”); and (ii) Tarrant County, Texas, Cause No. 153 238622 09 (the “TX Litigation” and together with the FL Litigation, the “Pending Litigation”).

The material terms of the Settlement Agreement are as follows:

▪	The plaintiffs and defendants of the Pending Litigation mutually released, waived and forever discharged all parties to the Settlement Agreement.
▪	The Company, together with the Company’s insurer, on behalf of the insured individual defendants, agreed to pay or cause to be paid $380,000.00 USD to plaintiffs.
▪	The plaintiffs and defendants of the Pending Litigation agreed to file a stipulated dismissal of all Pending Litigation.
▪
The Settlement Agreement is not and may not be used as an admission of infringement or liability by anyone and does not constitute any acquiescence, acknowledgement, or agreement as to the merit of any matter related to the Pending Litigation.

The foregoing summary is qualified in its entirety by reference to the Settlement Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Settlement and Mutual Release Agreement

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AMACORE GROUP, INC.

Date: September 30, 2011	By: /s/ Jay Shafer
Name: Jay Shafer
Title: Chief Executive Officer and Director